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Exhibit 5.1

July 10, 2014

NGL Energy Partners LP
6120 S. Yale, Suite 805
Tulsa, Oklahoma 74136

Re:
NGL Energy Partners LP and NGL Energy Finance Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to NGL Energy Partners LP, a Delaware limited partnership (the "Partnership"), and NGL Energy Finance Corp., a Delaware corporation ("NGL Finance" and together with the Partnership, the "Issuers"), in connection with the public offering of (i) $450,000,000 aggregate principal amount of the Issuers' 6.875% Senior Notes due 2021 (the "2021 Exchange Notes"), which are to be guaranteed pursuant to guarantees thereof (the "2021 Guarantees") by each of the guarantor subsidiaries of the Partnership that is a party to the 2021 Notes Indenture (as defined below) (such entities collectively, the "Guarantors" and together with the Issuers, the "Obligors") and (ii) $400,000,000 aggregate principal amount of the Issuers' 5.125% Senior Notes due 2019 (the "2019 Exchange Notes" and together with the 2021 Exchange Notes (the "Exchange Notes"), which are to be guaranteed pursuant to guarantees thereof (the "2019 Guarantees" and together with the 2021 Guarantees, the "Guarantees") by each of the Guarantors. The 2021 Exchange Notes are to be issued under an Indenture dated as of October 16, 2013 (the "2021 Notes Indenture") among the Obligors and U.S. Bank National Association, as trustee (the "Trustee"), pursuant to an exchange offer (the "2021 Notes Exchange Offer") by the Issuers, in exchange for a like principal amount of the Issuers' issued and outstanding 6.875% Senior Notes due 2021 (the "Original 2021 Notes"), as contemplated by the Registration Rights Agreement dated as of October 16, 2013 (the "2021 Registration Rights Agreement") among the Obligors and the initial purchasers party thereto. The 2019 Exchange Notes are to be issued under an Indenture dated as of July 9, 2014 (the "2019 Notes Indenture") among the Obligors and the Trustee, pursuant to an exchange offer (the "2019 Notes Exchange Offer" and together with the 2021 Notes Exchange Offer, the "Exchange Offers") by the Issuers, in exchange for a like principal amount of the Issuers' issued and outstanding 5.125% Senior Notes due 2019 (the "Original 2019 Notes"), as contemplated by the Registration Rights Agreement dated as of July 9, 2014 (the "2019 Registration Rights Agreement") among the Obligors and the initial purchasers party thereto.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  (i)
  the registration statement on Form S-4 of the Obligors, filed with the Securities and Exchange Commission (the "SEC") on July 9, 2014 (the "Registration Statement");

  (ii)
  the 2021 Registration Rights Agreement;

  (iii)
  the 2019 Registration Rights Agreement;

  (iv)
  the 2021 Notes Indenture;

  (v)
  the 2019 Notes Indenture;

  (vi)
  the form of the 2021 Exchange Notes attached to the 2021 Notes Indenture;

  (vii)
  the form of the 2019 Exchange Notes attached to the 2019 Notes Indenture.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In rendering the opinions set forth below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals, (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies, (v) the authenticity of the originals of such latter documents and (vi) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Issuers to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

        We express no opinion other than as to (i) the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Exchange Offers and the Exchange Notes, (ii) the laws of the State of Texas, (iii) the General Corporation Law of the State of Delaware, (iv) the Delaware Revised Uniform Limited Partnership Act and (v) the Delaware Limited Liability Company Act (including in the cases of the immediately preceding clauses (iii), (iv) and (v), the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws or acts).

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

  1.
  When the 2021 Exchange Notes (in the form examined by us) have been duly executed by the Issuers, authenticated by the Trustee in accordance with the terms of the 2021 Notes Indenture and issued and delivered upon consummation of the 2021 Notes Exchange Offer against receipt of Original 2021 Notes surrendered in exchange therefor in accordance with the terms of the 2021 Notes Exchange Offer, the 2021 Registration Rights Agreement and the 2021 Notes Indenture, (1) the 2021 Exchange Notes will constitute valid and legally binding obligations of the Issuers and (2) the 2021 Guarantees will constitute valid and legally binding obligations of the Guarantors.

  2.
  When the 2019 Exchange Notes (in the form examined by us) have been duly executed by the Issuers, authenticated by the Trustee in accordance with the terms of the 2019 Notes Indenture and issued and delivered upon consummation of the 2019 Notes Exchange Offer against receipt of Original 2019 Notes surrendered in exchange therefor in accordance with the terms of the 2019 Notes Exchange Offer, the 2019 Registration Rights Agreement and the 2019 Notes Indenture, (1) the 2019 Exchange Notes will constitute valid and legally binding obligations of the Issuers and (2) the 2019 Guarantees will constitute valid and legally binding obligations of the Guarantors.

        Our opinions expressed above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Furthermore, (a) we express no opinion regarding the validity or effect of any provision purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts or purporting to limit the use of the Indenture in interpreting any other indenture, loan or debt agreement or vice versa, and (b) certain of the waivers included in the Indenture relating to the guaranties by the guarantors that may become party thereto may be unenforceable in whole or in part.

        We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,
/s/ Andrews Kurth LLP

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  Exhibit 5.1